Exhibit 10.8

AMENDMENT NUMBER 1 TO

THE WASHINGTON SAVINGS BANK, F.S.B. 1999 STOCK OPTION AND INCENTIVE

PLAN

                                WSB Holdings, Inc. sponsors The Washington Bank, F.S.B. 1999 Stock Option and Incentive Plan (the “Plan”).  The Plan is hereby amended as set forth below:

1.               All references to “The Washington Savings Bank, F.S.B.” shall be replaced with “WSB Holdings, Inc.” and the “Company” shall refer to “WSB Holdings, Inc.”

2.               Except as amended above, the Plan shall remain in full force and effect.

                IN WITNESS WHEREOF, WSB Holdings, Inc. has executed this Plan Amendment Number 1 to The Washington Bank, F.S.B. 1999 Stock Option and Incentive Plan as of this 16th day of January, 2008.

WSB Holdings, Inc.

By:	/s/ Phillip C. Bowman
Phillip C. Bowman
Chief Executive Officer

ATTEST:

/s/ Cheryl Golden